UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

DongFang City Holding Group Company Limited

(Exact name of registrant as specified in its charter)

Delaware	000-56120	84-3505117
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Level 15, Tower 2, Etiqa Twins Tower, No. 11, Jalan Pinang, Kuala Lumpur, Malaysia	50450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code +60122886060

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On September 28, 2022, the sole director of DongFang City Holding Group Company Limited, a Delaware corporation (the “Company”), approved the engagement of YCM CPA Inc. (“YCM”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended October 31, 2021 and 2022, and dismissed Jack Shama, CPA (“Jack Shama”) as the Company’s independent registered public accounting firm, effective immediately.

During the fiscal years ended October 31, 2020 and 2021 and through the date of this Form 8-K, there were no: (1) disagreements with Jack Shama on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Jack Shama on the consolidated financial statements of the Company as of and for the years ended October 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Before filing this Current Report on Form 8-K with the SEC, the Company provided Jack Shama with a copy of the disclosures contained in this Item 4.01(a). The Company has requested that Jack Shama issue a letter, addressed to the SEC, stating whether or not Jack Shama agrees with the statements contained in this Item 4.01(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022

DongFang City Holding Group Company Limited

By:	/s/ Wei Li
Chief Executive Officer,
Chief Financial Officer

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